UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 9

Commission Registration Number 333-84934

WORLD HEALTH ALTERNATIVES, INC.

             Florida                                          7375                                           04-3613924
 (State of jurisdiction of                    (Primary Std. Industrial                            (IRS Employer
     incorporation)                     Classification Code Number)                         ID Number)

300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235
(412) 829-7800

(Address and telephone number of principal executive offices)

300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235

(Address of principal place of business or intended principal place of business)

Marc P. Taxay, Esq.
Cohen & Grigsby, P.C.
11 Stanwix Street, 15th Floor
Pittsburgh, Pennsylvania 15222
(412) 297-4900

(Name, address and telephone number of agent for service)

(All communications to)
Marc P. Taxay, Esq.
Cohen & Grigsby, P.C.
11 Stanwix Street, 15th Floor
Pittsburgh, Pennsylvania 15222
Tel: (412) 297-4900 / Fax: (412) 209-0672

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]